Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Special Financial Report on Form 1-K of Fundrise Equity REIT, LLC of our report dated September 7, 2016, relating to our audit of the financial statements for the period June 30, 2015 (inception) through December 31, 2015.

McLean, Virginia
September 7, 2016